Exhibit 10.1

AMENDED AND RESTATED
MAGICJACK VOCALTEC LTD.
2013 STOCK INCENTIVE PLAN

1.             Establishment and Effective Date.  magicJack VocalTec Ltd (the "Company" has previously established the magicJack VocalTec, Ltd. 2013 Stock Incentive Plan.  The Company hereby amends and restates the magicJack VocalTec, Ltd. 2013 Stock Incentive Plan as the Amended and Restated magicJack VocalTec, Ltd. 2013 Stock Incentive Plan.  The effective date of this amendment (the "Amendment Effective Date") shall be the date that this amendment and restatement is approved by the Shareholders of the Company.  Until the Amendment Effective Date, the magicJack VocalTec, Ltd. 2013 Stock Incentive Plan shall remain in place and unchanged, and awards may be issued under the magicJack VocalTec, Ltd. 2013 Stock Incentive Plan pursuant to its terms as they were prior to the Amendment Effective Date.  Capitalized terms used herein are defined in Annex A attached hereto

2.             Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the Shareholders of the Company and the shareholders of its Affiliates.

3.             Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan.  The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions.  In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder.  The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.  The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4.             Eligibility.  Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.

5.             Stock Subject to Plan.

5.1.             Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is equal to (a) 5,600,000 Shares, minus (b) any Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Company's 2013 Israeli Stock Incentive Plan. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

5.2.             Effective for all Awards granted after the Effective Date (including any Awards that are conditioned on the Shareholders approving the Plan as herein amended and restated), the aggregate number of Shares available for issuance under the Plan will be reduced by 2.24 Shares for each Share delivered in settlement of any Full-Value Award and one (1) Share for each Share delivered in settlement of a Stock Option.  To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of Shares being made, the maximum share limitation shall be credited pursuant to the share counting provisions described above, and such number of credited Shares may again be made subject to Awards under the Plan.

5.3.             Any Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes on an Award or as payment for the exercise of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Ordinary Shares available for issuance under the Plan.

5.4.             Subject to adjustment as provided in Section 13, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 2,035,000.  The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

6.             Options.

6.1.             Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee.  Each Option granted under the Plan shall be identified as either a Nonqualified Stock Option or an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option.  Options shall be subject to the terms and conditions set forth in this Section 6, the Agreement, and such other terms and conditions not inconsistent with the Plan as the Committee may specify.  The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals to be set forth in the applicable Agreement.

6.2.             The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.  Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten‑Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3.             The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after five years from its Date of Grant.

7.             Exercise of Options.

7.1.             Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as required by the applicable Agreement or as the Committee may otherwise prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement or otherwise authorized by the Committee, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.

7.2.             To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.

7.3.             To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.

8.             Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award.  Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture and/or repurchase, and subject to such other terms and conditions as the Committee may specify.  Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

9.             Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

10.           Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify.  If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2,000,000.  The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

11.           Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify (including without limitation, terms that condition the issuance of grant, vesting or payment of dividends or dividend equivalents upon the achievement of one or more specified Performance Goals), to receive dividend payments or dividend equivalent payments with respect to Shares covered by an Award.   No dividends or dividend equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest but this sentence shall not prohibit the payment of dividends or dividend equivalents attributable to the period while Awards were unvested to be paid upon or after the vesting of the Award.  Dividend and dividend equivalents may be settled in cash or Shares, as determined by the Committee.

12.           Minimum Vesting Period.  Any Award under the Plan will have a minimum vesting period of one year from the date of grant, provided that up to 5% of the total Ordinary Shares reserved for issuance pursuant to the Plan may be issued without regard to this minimum vesting condition

13.           Capital Events and Adjustments; Certain Transactions.

13.1.           In the event of any change in the outstanding Ordinary Shares by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.3.

13.2.           Except as otherwise provided for in an Agreement, and  subject  to the requirements and limitations of Section 409A of the Code, if applicable, in the event of a Change in Control: (a) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock, as applicable; and (b) outstanding Awards which are not assumed, substituted for, or otherwise continued by the Acquiror shall accelerate and become fully vested effective immediately prior to, but contingent upon, the consummation of the Change in Control; provided, however, that any Award which has its vesting conditions based on performance goals that vests pursuant to this sentence shall only become vested based on actual results measured against the performance goals as of the Change in Control, and thereafter, all Awards shall terminate to the extent not exercised or settled as of the date of the Change in Control.  Any Award that is settled shall be settled in such form as the Committee may specify,  in amount equal to the fair value of the settled portion of the Award.  The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.  For sake of clarity and notwithstanding anything to the contrary herein, (a) such fair value may be zero if the value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.

13.3.           Subject to Section 13.2, the Committee need not take the same action under this Section 13 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award.  No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 13, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee.  All determinations required to be made under this Section 13 shall be made by the Committee in its discretion and shall be final and binding.

14.           Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the Shareholders have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Ordinary Shares are listed or quoted, if any, requires Shareholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant's rights or obligations under any Award granted prior to the date of the amendment or termination.

15.           Modification, Substitution of Awards.

15.1.           Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award, and (b) subject to Section 13, in no event may (i) an Option be modified to reduce the Exercise Price of the Option or (ii) an Option having an Exercise Price greater than the then Fair Market Value of a Shares be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price, any other Awards, or payments in cash or property unless such cancellation and grant is approved by the Shareholders.

15.2.           Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.  Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3, except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

16.           Foreign Employees.  Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.  The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

17.           Shareholder Approval.  The Plan, and any amendments hereto requiring Shareholder approval pursuant to Section 14, are subject to approval by vote of the Shareholders at the next annual or special meeting of Shareholders following adoption by the Board.  If the adoption of the Plan is not so approved by the Shareholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of Shareholders.

18.           Withholding.  The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements.  To the extent provided in the applicable Agreement, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

19.           Term of Plan.  Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the tenth anniversary of the Amendment Effective Date,, and no Awards may be granted or awarded after such date.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

20.           Indemnification of Committee.  In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

21.           General Provisions.

21.1.           The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan or the applicable Agreement.  Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

21.2.           Neither the adoption of the Plan nor its submission to the Shareholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of Shareholder approval upon the same.

21.3.           The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

21.4.           The Plan shall be governed, construed and administered in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles.

21.5.           The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or interdealer quotation system upon which the Ordinary Shares are then quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

21.6.           The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.

21.7.           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ANNEX A
DEFINITIONS

Unless the context expressly requires the contrary, references in the Plan to (a) the term "Section" refers to the sections of the Plan, and (b) the word "including" means "including (without limitation)."

 "Affiliate" means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity, designated by the Committee, in which the Company has a significant interest.

"Agreement" means an agreement or other document evidencing an Award.  An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.

 "Award" means a grant of an Option, Restricted Stock, Restricted Stock Unit, or  a Performance Award.

"Board" means the Board of Directors of the Company.

"Change in Control" means  a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company's outstanding securities or all or all or substantially all of the Company's assets, in either case for cash, securities or other consideration; provided, however, that a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the company shall not constitute a Change in Control, and further provided that a Change in Control shall occur only if it constitutes a "change of control" within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized Committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder.  If no such appointment is in effect at any time, "Committee" shall mean the Board.  Notwithstanding the foregoing, "Committee" means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.

"Company" means magicJack VocalTec Ltd., and any successor thereto.

"Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.1.

"Date of Grant" means the date on which an Award is granted under the Plan.

"Eligible Person" means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant, or independent contractor to the Company or an Affiliate.

"Employee" means any person who the Committee determines to be an employee of the Company or an Affiliate.

"Exercise Price" means the price per Share at which an Option may be exercised.

"Fair Market Value" means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Nonqualified Stock Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation under Section 409A of the Code.

"Full-Value Award" means Restricted Stock, Restricted Stock Units, or Performance Awards.

"Incentive Stock Option" means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

"Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

"Option" or "Stock Option" means an option to purchase Shares granted pursuant to Section 6.

"Option Period" means the period during which an Option may be exercised.

"Ordinary Shares" means the Company's ordinary shares, no par value.

"Participant" means an Eligible Person who has been granted an Award hereunder.

"Performance Award" means a performance award granted pursuant to Section 10.

"Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, revenues, expenses (including plant costs and sales and general administrative expenses), return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

"Plan" means this Amended and Restated magicJack VocalTec, Ltd. 2013 Stock Incentive Plan, as amended from time to time.

"Restricted Stock" means Shares granted pursuant to Section 8.

"Restricted Stock Units" means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

"Section 422 Employee" means an Employee who is employed by the Company or a "parent corporation" or "subsidiary corporation" (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a "parent corporation" or "subsidiary corporation" that becomes such after adoption of the Plan.

"Share" means an Ordinary Share.

"Shareholders" means the holders of issued and outstanding Ordinary Shares.

"Ten-Percent Shareholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "parent corporation" or "subsidiary corporation" (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.